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                                                                    EXHIBIT 3.01

                          CERTIFICATE OF INCORPORATION

                                       OF

                        FIREARMS TRAINING SYSTEMS, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:  The name of the corporation (hereinafter called the "corporation")
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is FIREARMS TRAINING SYSTEMS, INC.

     SECOND:  The address, including street, number, city and county, of the
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registered office of the corporation in the State of Delaware is 100 West Tenth
Street, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.
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     THIRD:  The nature of the business and of the purposes to be conducted and
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promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The total number of shares which the corporation shall have
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authority to issue is ONE THOUSAND (1,000) shares of common stock, par value
$1.00 per share.

     FIFTH:  The name and the mailing address of the incorporator are as
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follows:
                                John W. Roberts
                            Roberts & Cousins, P.C.
                               3001 Summer Street
                                 P.O. Box 3860
                               Stamford, CT 06905

     SIXTH:  The corporation shall have perpetual existence.
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     SEVENTH:  After the adoption of the initial by-laws of the corporation by
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the incorporator, and thereafter, the Board of Directors is expressly authorized to make, alter and repeal the by-laws, which authorization shall not divest or limit the power of the stockholders to adopt, amend or repeal the by-laws.

     EIGHTH:  Elections of directors need not be by written ballot unless the
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by-laws of the corporation shall so provide.

     NINTH:  The books of the corporation may be kept outside the State of
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Delaware at such place or places as may be designated from

                                      -2-
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time to time by the Board of Directors or in the by-laws of the corporation.

     TENTH:  The corporation reserves the right to amend, alter, change or
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repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      -3-
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     I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this certificate and do certify that the facts herein stated are true and I have accordingly set my hand this 4th day of May, 1984.


                                      /s/ John W. Roberts
                                      ----------------------
                                          John W. Roberts
                                           Incorporator

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STATE OF CONNECTICUT
                       ss:      Stamford                        May 4, 1984
COUNTY OF FAIRFIELD

        The foregoing instrument was acknowledged before me this 4th day of May, 1984, by John W. Roberts.



                                        /s/ Mary H. Steegh
                                        -----------------------------------
                                                                Notary Public
                                        My Commission Expires: 3/31/88